Exhibit 3.1

# Delaware

PAGE 1

*The First State*

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "RACKABLE CORPORATION", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2002, AT 3:30 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3601107 8100

020789815

AUTHENTICATION: 2164174

DATE: 12-20-02

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF ‘CORPORATIONS FILED 03:30 PM 12/20/2002 020789815 - 3601107

CERTIFICATE OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RACKABLE CORPORATION

Marc Rubin being the duly elected Vice President of Rackable Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on December 12, 2002 (the “Certificate”).

SECOND: That the Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation.

THIRD: That the Board of Directors of the Corporation, pursuant to unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Corporation’s Certificate in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Restated Certificate”) in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware.

FOURTH: That at this time there are no stockholders of the Corporation.

* * * *

IN WITNESS WHEREOF, the undersigned, being the Vice President herein above named, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amended and Restated Certificate of Incorporation this 20th day of December. 2002.

By:	/s/ Marc Rubin
Marc Rubin

Its:	Vice President

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RACKABLE CORPORATION ARTICLE

ARTICLE I

The name of the corporation is RACKABLE CORPORATION (hereinafter referred to as the “Corporation”).

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Rd., Wilmington, Delaware, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

A. AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation has authority to issue is 78,500,000 shares, consisting of:

1A. 25,000,000 shares of Series A Senior Convertible Participating Senior Preferred Stock, $.001 par value per share (the “Series A Preferred Stock”); and

1B. 25,000,000 shares of Series B Redeemable Preferred Stock, $.001 par value per share (the “Series B Preferred Stock”); and

1C. 28,500,000 shares of common stock, $.001 par value per share (the “Common Stock”).

The shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock shall have the rights, preferences, and limitations set forth below. Capitalized terms used but not otherwise defined herein are defined in Part F of this ARTICLE IV.

B. COMMON STOCK

Section 1. Voting Rights.

1A. Except as otherwise provided in this Article IV, Part B or as otherwise required by applicable law, holders of Common Stock shall be entitled to one (1) vote per share on all matters to be voted on by the stockholders of the Corporation.

1B. In addition, without limiting the generality of the foregoing, without the consent of the holders of a majority of the Corporation’s outstanding Common Stock (which shall not include the vote of any holders of any series of Preferred Stock holding rights to vote together with the holders of Common Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation), the Series A Preferred Stock terms and the Series B Preferred Stock terms contained in this Amended and Restated Certificate of Incorporation will not be amended to provide more favorable terms (to the detriment of the Common Stock) with respect to dividends, rights upon liquidation, redemption, conversion, registration and voting.

Section 2. Dividends.

After dividends on the Series A Preferred Stock and Series B Preferred Stock (and any Designated Senior Securities) shall have been paid or set apart for payment (to the extent such Preferred Stock may be entitled thereto), subject to the provisions of Article IV, Part C, Section 2 and Article IV, Part D, Section 2, respectively, the Corporation’s Board of Directors may declare a dividend upon the Common Stock out of the unrestricted and unreserved surplus of the Corporation. As and when dividends are declared or paid thereon, whether in cash, property, or securities of the Corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably based on the number of shares of Common Stock (“Common Shares”) held by each such holder.

Section 3. Liquidation.

3A. Subject to the provisions of the Series A Preferred Stock terms and Series B Preferred Stock terms contained in this Amended and Restated Certificate of Incorporation, the holders of the Common Stock shall be entitled to participate ratably based on the number of Common Shares held by such holder in all distributions to the holders of Common Stock in any liquidation, dissolution, or winding up of the Corporation.

C. SERIES A PREFERRED STOCK TERMS

Section 1. Ranking. The Series A Preferred Stock shall rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation’s preferred stock, common stock or other capital stock, now or hereafter authorized (other than the Series B Preferred Stock and the Designated Senior Securities) with respect to dividend rights and rights on liquidation, dissolution, redemption or winding up. The Series A Preferred Stock and Series B Preferred Stock shall rank on a parity with each other with respect to such matters.

Section 2. Dividends and Distributions.

2A. Dividends. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, as, when and if declared by the Board of Directors, out of Funds legally available therefore (“Legally Available Funds”) prior and in preference to any declaration or payment of any dividend on any other series or class of this Corporation’s capital stock (payable other than in Common Stock) on the Common Stock of this Corporation. Dividends on each share of Series A Preferred Stock shall accrue on a daily basis (assuming a 365-day year) at the rate of 10% per annum on the sum of the Liquidation Value thereof plus all accumulated or accrued and unpaid dividends thereon from and including the date of issuance of such Series A Preferred Stock to and excluding the first to occur of (i) the date on which such share of Series A Preferred Stock is converted into a Conversion Unit; (ii) the date on which the Liquidation Value of such Series A Preferred Stock (plus an amount equal to all accumulated or accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation; or (iii) the date on which such share of Series A Preferred Stock is otherwise redeemed or acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are Legally Available Funds, and such dividends shall be cumulative such that all accrued and unpaid dividends shall, subject to the rights of any Designated Senior Securities, if any, be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Equity and upon liquidation or redemption (other than a Permitted Redemption). The date on which the Corporation initially issues any share of Series A Preferred Stock shall be deemed to be its “date of issuance” regardless of the number of times subsequent transfer of such share of Series A Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Series A Preferred Stock.

2B. Dividend Reference Dates. To the extent not paid on the last day of December, March, June, and September of each year beginning December 31, 2002 (the “Dividend Reference Date”), all dividends which have accrued on each share of Series A Preferred Stock outstanding during the quarterly period (or a portion thereof in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series A Preferred Stock.

2C. Distribution of Partial Dividend Payments. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock or the Series B Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares of Series A Preferred Stock and the Series B Preferred Stock held by such holders thereof.

2D. Dividends and Other Distributions on Common Stock. In case the Corporation shall at any time or from time to time declare or pay a dividend or other distribution on the Common Stock (other than any dividend covered by Article IV, Part C, Section 4A hereof and any dividend payable in shares of Common Stock), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such dividend or distribution as though they were the holders of the number of shares of Common Stock of the Corporation which are included in the Conversion Unit (as defined in Article IV, Part C, Section 5A below) into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution. Any such dividend or distribution shall be declared or paid on the Series A Preferred Stock at the same time such dividend or distribution is declared or paid on the Common Stock and shall be in addition to any dividends payable under Article IV, Part C, Section 2A hereof.

2E. Restriction on Dividends and Distributions. So long as any Series A Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock (voting together as a single class), the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Equity, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Equity (other than a Permitted Redemption or in connection a liquidation, dissolution or winding up of the Corporation (including a Deemed Liquidation Event) made in accordance with Article IV, Part B, Section 4 below).

Section 3. Voting Rights. In addition to the other rights set forth herein, except as otherwise required by applicable law, each share of Series A Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders called for the purpose or by written consent, on all matters voted on by holders of Common Stock voting together as a single class with the holders of the Common Stock and with holders of all other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast assuming that such shares of Series A Preferred Stock had been converted, on the record date for determining the stockholders of the Corporation eligible to vote on any such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, into the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible as provided herein.

Section 4. Liquidation, Dissolution or Winding Up.

4A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (including, without limitation, a Deemed Liquidation Event), before any distribution or payment to holders of Common Stock or any other capital stock ranking junior to the Series A Preferred Stock and the Series B Preferred Stock (excluding the Designated Senior Securities (if applicable) but including, without limitation, the Junior Equity), the holders of shares of Series A Preferred Stock shall be entitled to be paid an amount equal to the greater of (i) the Liquidation Value (plus any accumulated or accrued but unpaid, dividends thereon) or (ii) the product of (x) the Liquidation Value multiplied by (y) 1.25, with respect to each share of Series A Preferred Stock (such greater amount, the “Series A Senior Preference”). In addition, the holders of shares of Series A Preferred Stock shall participate, on a parity and ratably on a per share basis with the holders of the Common Stock, with respect to all such distributions or payments that the holders of Series A Preferred Stock would be entitled to receive with respect to the number of shares of Common Stock into which such holders’ shares of Series A Preferred Stock were convertible into immediately prior to any relevant record date or payment date in connection with any liquidation, dissolution or winding up of the Corporation (including, without limitations, a Deemed Liquidation Event), but only to the extent that shares of Common Stock would participate in such distributions or payments (and such payment shall be junior to all equity securities of the Corporation that rank senior to the Common Stock, including, without limitation, the Series B Preferred Stock).

4B. If upon any liquidation, dissolution or winding up of the Corporation (including, without limitation a Deemed Liquidation Event), the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and Series B Preferred Stock shall be insufficient to pay in full to such holders the sums which such holders are entitled to receive pursuant to such holders’ Series A Senior Preference and Series B Senior Preference, then all of the assets so available for distribution shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

4C. Whenever a distribution provided for in this Article IV, Part C, Section 4 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property determined in good faith by the Corporation’s Board of Directors; provided, that if the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock (making such determination as a single class) object to such valuation as determined by the Board of Directors within fifteen (15) days of receipt of written notice of such valuation, then the value of such property shall be determined by a nationally recognized investment banking firm (the “Appraiser”) mutually agreeable to the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock (making such determination as a single class) and the Corporation. If such stockholders and the Corporation cannot agree on an Appraiser within fifteen (15) days from the day of receipt of written notice of such objection by the Corporation, the Corporation, on the one hand, and such stockholders, on the other hand, shall each select an Appraiser within twenty-one (21) days from the day of receipt of written notice of such objection by the Corporation, and those two Appraisers shall select, within twenty-seven (27) days from the day of receipt of written notice of such objection by the Corporation, an independent Appraiser to determine the fair market value of such property. Such independent Appraiser shall be directed to determine fair market value of such property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser selected pursuant to the procedures set forth in this subsection (c) of the fair market value will be conclusive and binding on all parties. The costs and expenses of each such Appraiser shall be paid by (i) the Corporation, if such Appraiser determines that the value of such property is greater than the value determined by the Board of Directors of the Corporation, (ii) pro rata by the holders of the Series A Preferred Stock and Series B Preferred Stock if such Appraiser determines that the value thereof is less than the value determined by the Board of Directors of the Corporation, or (iii) split equally between the Corporation, on the one hand, and the holders of the Series A Preferred and Series B Preferred Stock (to be paid among them as set forth in clause (ii) immediately above) if such Appraiser determines that the value thereof is equal to the value determined by the Board of Directors of the Corporation.

4D. Notwithstanding anything to the contrary contained herein, all distributions in respect of the Series A Preferred Stock and the Series B Preferred Stock pursuant to this Article IV, Section C.4 shall, unless otherwise agreed in writing by the holders of a majority of Series A Preferred Stock and Series B Preferred Stock (voting together as a single class), be made solely in cash (it being understood that distributions to the holders of Junior Equity may be made in cash or other property to the extent permitted hereunder).

Section 5. Conversion.

5A. Conversion Generally. Under the circumstances set forth in this Article IV, Part C, Section 5, as applicable, the Series A Preferred Stock may be convertible or shall automatically convert into Conversion Units (as defined below), at a rate of one Conversion Unit for one share of Series A Preferred Stock. A “Conversion Unit” shall consist of (i) one share of Series B Preferred Stock and (ii) 0.7 shares of Common Stock subject to adjustment pursuant to Article IV, Part C, Section 6 hereof. The ratio of (a) one share of Series A Preferred Stock to (b) the number of shares of Common Stock set forth in clause (ii) of the immediately preceding sentence (e.g., the ratio of one share of Series A Preferred Stock to the number of shares of Common Stock to which such share of Series A Preferred Stock converts) (subject to the adjustments set forth herein) shall be the “Common Conversion Ratio.” No share of Series A Preferred Stock shall be entitled to any dividends accruing from and after the date on which such share of Series A Preferred Stock was converted into Conversion Units. If upon conversion there are any unpaid, accrued or accumulated dividends due on the shares of Series A Preferred Stock, such dividends shall continue to be deferred, but shall be considered unpaid, accrued or accumulated dividends (as the case may be) due on the Series B Preferred Stock.

5B. Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into a Conversion Unit at any time after the date of issuance of such share, by surrender of such share of Series A Preferred Stock at the office of the Corporation or any transfer agent for such stock at a rate of one Conversion Unit for one share of Series A Preferred Stock. The option to convert into Conversion Units shall be exercised by (X) giving written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Series B Preferred Stock and Common Stock issuable upon conversion are to be issued and (Y) surrendering for such purpose to the Corporation, at its principal corporate office, certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer (or providing notice of loss, mutilation or destruction thereof and indemnifying the Corporation for any loss by it in connection with such loss, mutilation or destruction, or agreement otherwise in the form described in Article IV, Part E, Section 2 hereof). If fewer than all of the shares represented by any such certificate are converted, a new certificate representing the unconverted shares of Series A Preferred Stock shall, as soon as practicable thereafter, be issued to the holder of record thereof. The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Series B Preferred Stock and Common Stock to which such holder shall be entitled as aforesaid. The Person in whose name any certificate for shares of Common Stock and Series B Preferred Stock shall be issued upon such conversion shall be deemed to be the holder of record of such shares of Common Stock and Series B Preferred Stock on such date of notice and surrender, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common

Stock and Series B Preferred Stock shall not then be actually delivered to such Person. On the date of such conversion, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote as a holder of Series A Preferred Stock, will terminate, except only the rights of holders thereof to (i) promptly receive certificates for the number of shares of Common Stock and Series B Preferred Stock into which such shares of Series A Preferred Stock have been converted and (ii) promptly receive certificates for the number of unconverted shares of Series A Preferred Stock (if fewer than all of the shares represented by any such certificate are converted). On the date of such conversion, the holders of Series A Preferred Stock so converted shall have the right to exercise the rights to which they are entitled as holders of Common Stock and Series B Preferred Stock resulting from such conversion.

5C. Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into Conversion Units, at a rate of one Conversion Unit for one share of Series A Preferred Stock on the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock (provided such specified date is after the date of obtaining such consent or agreement, and the holders of Series A Preferred Stock effecting an automatic conversion pursuant to this clause provide to the Corporation, at its principal corporate office, written notice of the occurrence of such automatic conversion at least fifteen (15) business days prior to the occurrence of such automatic conversion) (the “Automatic Conversion Date”). Immediately after the Automatic Conversion Date, each holder of Series A Preferred Stock shall be deemed to be the bolder of record of the Series B Preferred Stock and Common Stock issuable upon conversion of such holder’s Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Series B Preferred Stock or Common Stock shall not then be actually delivered to such holder. Upon written notice from the Corporation, each holder of Series A Preferred Stock so converted shall promptly surrender to the Corporation at its principal office, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer (or providing notice of loss, mutilation or destruction thereof and indemnifying the Corporation for any loss by it in connection with such loss, mutilation or destruction, or agreement otherwise in the form described in Article IV, Part E, Section 2 hereof) in exchange for certificates for the number of shares of Common Stock and Series B Preferred Stock into which such shares of Series A Preferred Stock have been converted. On the Automatic Conversion Date, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights to receive notices and vote, will terminate, except only the rights of holders thereof to (i) promptly receive certificates for the number of shares of Common Stock and Series B Preferred Stock into which such shares of Series A Preferred Stock have been converted and (ii) exercise the rights to which they are entitled as holders of Common Stock and Series B Preferred Stock.

Section 6. Anti-dilution Adjustments.

6A. Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Corporation shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock

(excluding any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then, in each such case, the Common Conversion Ratio, at the time of the record date for such dividend or of the effective data of such subdivision, combination or reclassification shall be proportionately adjusted so that, in connection with a conversion of the shares of Series A Preferred Stock after such date, the holder of shares of Series A Preferred Stock shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the conversion had occurred immediately prior to such date, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately upon the record date of such dividend or the effective date of such subdivision, combination or reclassification.

6B. No Impairment. The Corporation will not, by without the prior written consent of the holders of a majority of the outstanding Series A Preferred Stock, amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the carrying out of all the provisions of Article IV, Part C, Section 5 regarding conversion and this Article IV, Part D, Section 6 regarding adjustments for anti-dilution consistent with the tenor and purpose of such actions.

Section 7. Reservation of Common Stock and Series B Preferred Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Series A Preferred Stock the maximum number of each of its authorized but unissued shares of Common Stock and Series B Preferred Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock into Conversion Units and shall take all action required to increase the authorized number of shares of Common Stock or Series B Preferred Stock, as the case may be, if at any time there shall be insufficient authorized but unissued shares of Common Stock or Series B Preferred Stock, as the case may be, to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock. Without limiting the foregoing obligations of the Corporation or any other obligations of the Corporation at law or in equity, and without limiting any breach by the Corporation of any of such obligations or any rights or remedies of a holder of Series A Preferred Stock with respect to any such breach, if at any time the number of authorized but unissued shares of Common Stock or Series B Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall provide immediate written notice of such deficiency to each holder of Series A Preferred Stock and, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock and without being deemed to grant to the Corporation any additional period of cure for any of the foregoing breaches then provided elsewhere herein, the Corporation, at the direction of any holder of Series A Preferred Stock, shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock and/or Series B Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to thereafter obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

Section 8. Status on Conversion. Upon any conversion of shares of the Series A Preferred Stock, the shares so converted shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

Section 9. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision relating to the rights of the Series A Preferred Stock hereof without the prior written consent of the holders of a majority of the Series A Preferred Stock outstanding at the time such action is taken.

Section 10. Sufficient Securities. Any provision that entitles a holder of Series A Preferred Stock to exercise rights, or otherwise be treated, on an as converted basis shall be construed and applied as if all of the shares into which each such share of Series A Preferred Stock is convertible are unauthorized but unissued and available for issuance upon such conversion.

Section 11. Redemption of Series A Preferred Stock.

11A. Redemption at the Option of the Corporation. The Corporation may, at any time and from time to time at its option, redeem all or any portion of the shares of Series A Preferred Stock and the Series B Preferred Stock then outstanding. If fewer than all of the outstanding shares of the Series A Preferred Stock and Series B Preferred Stock are to be redeemed as provided in this Article IV, Part C, Section11A, the shares to be so redeemed shall be determined pro rata among the holders of record as of the applicable Redemption Date (as defined herein) (assuming for the purpose of this determination that all then outstanding shares of Series A Preferred Stock and Series B Preferred Stock constitute a single class, and without regard to any shares of Common Stock issuable upon conversion of the Series A Preferred Stock). The total sum payable by the Corporation per share of Series A Preferred Stock to be so redeemed shall be equal to (a) the greater of (i) the Liquidation Value (plus any accumulated or accrued but unpaid dividends thereon) or (ii) the product of (x) the Liquidation Value multiplied by (y) 1.25, plus (b) the number of shares of the Common Stock (or, in lieu of some or all of such shares of Common Stock, at the option of the holders of a majority of the Series A Preferred Stock then outstanding, cash in the amount equal to the aggregate fair market value of such Common Stock as determined in good faith by the Corporation’s Board of Directors (or as otherwise set forth in Article IV, Part C, Section 4C) the holder of the share of Series A Preferred Stock would be entitled to receive upon conversion of such share of Series A Preferred Stock, as of the date such redemption is to be made, into the maximum number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to Article IV, Part C, Section 5A hereof and the holder of such shares of Common Stock shall have the rights with respect thereto ((a) and (b) immediately above, the “Series A Redemption Price”). If the Corporation shall elect to exercise its rights under this Article IV, Part C, Section 11A, written notice of such election shall be given to the holders of record of the outstanding shares of Series A Preferred Stock, not less than ten (10) calendar days nor more than thirty (30) calendar days prior to the date on which such redemption is to be made (the “Redemption Date”). Each such notice shall state: (i) the Redemption Date and (ii) the number of shares to be redeemed. Promptly following the Redemption Date, each holder of Series A Preferred Stock so redeemed shall promptly surrender to the Corporation, at its principal corporate office, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer (or providing notice of loss, mutilation or destruction thereof and indemnifying the Corporation for any loss by it in connection with such loss, mutilation or destruction, or agreement otherwise in the form described in Article IV, Part E, Section 2 hereof) and otherwise in the manner and at the place designated in the notice. If fewer than all of the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the holder of record thereof. For each share of Series A Preferred Stock which is to be redeemed pursuant to this Article IV, Part C, Section 11A, the Corporation shall be obligated on the Redemption Date (or as otherwise permitted pursuant to Article IV, Part E, Section 5) to pay to the holder thereof (upon surrender by such holder of certificates representing shares to be so redeemed as described in the preceding sentence) out of Legally Available Funds an amount in immediately available funds (or, if applicable, shares of Common Stock) equal to the Series A Redemption Price, payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each certificate or certificates so surrendered shall be cancelled. Without the prior written consent of the Corporation, no transfers of Series A Preferred Stock shall be permitted during the five (5) day period prior to and including any applicable Redemption Date, and this Corporation shall not recognize any such prohibited transfer on its books and records. From and after the Redemption Date, unless there shall have been a default in the payment of the Series A Redemption Price by the Corporation, all rights of any holder of the Series A Preferred Stock so redeemed, including the rights, if any, to receive notices and vote, shall cease and terminate (other than the right to promptly receive certificates for the number of unredeemed shares of Series A Preferred Stock if fewer than all of the shares represented by any such certificate were redeemed); and such redeemed shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

11B. Automatic Redemption. At the earlier to occur of (i) December 20, 2009, (ii) immediately prior to a Sale of the Corporation, (immediately prior to a Change in Control) and (iv) immediately prior to an IPO (each such date, an “Automatic Redemption Date”), the Corporation shall be required to redeem all shares of Series A Preferred Stock and the Series B Preferred Stock then outstanding at a price per share equal to the Series A Redemption Price or the Series B Redemption Price (as defined in Article IV, Part D, Section 5A below), as the case may be. Prior to the automatic redemption provided for in this subsection (b), written notice of such redemption shall be given to the holders of record of the outstanding shares of Series A Preferred Stock, not less than ten (10) calendar days nor more than thirty (30) calendar days prior to (i) December 20, 2009, in the case of redemption in connection with the event set forth in (i) above, or (ii) the Corporation’s good faith estimate of the date of the events set forth in (ii), (iii) or (iv) above. Each such notice shall state: (x) the Automatic Redemption Date (which shall be subject to the Corporation’s good faith estimate of the date of the events set forth in (ii), (iii) and (iv) above, and in any event shall be conditioned upon the occurrence of the actual closing or the effectiveness thereof), and (y) the number of shares to be redeemed. Promptly following the Automatic Redemption Date, each holder of Series A Preferred Stock so redeemed shall promptly surrender to the Corporation, at its principal corporate office, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer (or providing notice of loss, mutilation or destruction thereof and indemnifying the Corporation for any loss by it in connection with such loss, mutilation or destruction, or agreement otherwise in the form described in Article IV, Part E, Section 2 hereof) and otherwise in the manner and at the place designated in the notice. If for any reason fewer than all of the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the holder of record thereof. For each share of Series A Preferred Stock which is to be redeemed pursuant to this Article IV, Part C, Section 11B, the Corporation shall be obligated on the Automatic Redemption Date (or as otherwise permitted pursuant to Article IV, Part E, Section 5) to pay to the holder thereof (upon surrender by such holder of certificates representing shares to be so redeemed as described in the preceding sentence) out of Legally Available Funds an amount in immediately available funds (or, if applicable, shares of Common Stock) equal to the Series A Redemption Price, payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each certificate or certificates so surrendered shall be cancelled. Without the prior written consent of the Company, no transfers of Series A Preferred Stock shall be permitted during the five (5) day period prior to and including any applicable Automatic Redemption Date, and this Corporation shall not recognize any such prohibited transfer on its books and records. From and after the Automatic Redemption Date, unless there shall have been a default in the payment of the Series A Redemption Price by the Corporation, all rights of any holder of the Series A Preferred Stock so redeemed, including the rights, if any, to receive notices and vote, shall cease and terminate (other than the right to promptly receive certificates for the number of unredeemed shares of Series A Preferred Stock if fewer than all of the shares represented by any such certificate were redeemed); and such redeemed shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

11C. Insufficient Funds for Redemption. Notwithstanding anything to the contrary set forth herein, no redemption of the Series A Preferred Stock or Series B Preferred Stock shall occur (and the Corporation shall be under no obligation to so redeem), if the funds of the Corporation available for redemption of the Series A Preferred Stock and Series B Preferred Stock, hereof are insufficient by law to redeem the shares of Series A Preferred Stock and Series B Preferred Stock shares sought to be so redeemed; provided, however, that the Corporation (i) will redeem the greatest number of shares possible of Series A Preferred Stock and Series B Preferred Stock (pro rata among the shares of Series A Preferred Stock and Series B Preferred Stock subject to redemption) without violating such law and (ii) from time to time thereafter as promptly as possible, shall redeem the remaining shares of Series A Preferred Stock and Series B Preferred Stock at the request of the holders thereof (and in the manner described in clause (i) immediately above) to the greatest extent then possible from funds that are then available for such redemption without violating such law.

Section 12. Status of Redemption. Upon any redemption of shares of the Series A Preferred Stock, the shares so redeemed shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

D. SERIES B PREFERRED STOCK

Section 1. Ranking. The Series B Preferred Stock shall rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation’s preferred stock, common stock or other capital stock, now or hereafter authorized (other than the Series A Preferred Stock and the Designated Senior Securities) with respect to dividend rights and rights on liquidation, dissolution, redemption or winding up. The Series A Preferred Stock and Series B Preferred Stock shall rank on a parity with each other with respect to such matters.

Section 2. Dividends and Distributions.

2A. Dividends. The holders of shares of Series B Preferred Stock shall be entitled to receive dividends, as, when and if declared by the Board of Directors from Legally Available Funds prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock of this Corporation. Dividends on each share of Series B Preferred Stock shall accrue on a daily basis (assuming a 365-day year) at the rate of 10% per annum on the sum of the Liquidation Value thereof plus all accrued and unpaid dividends thereon (including, without limitation, those dividends referred to in the last sentence of Article IV, Part C, Section 5A hereof) from and including the date of issuance of such Series B Preferred Stock to and excluding the first to occur of (i) the date on which such share of Series B Preferred Stock is redeemed by the Corporation, (ii) the date on which the Liquidation Value of such Series B Preferred Stock (plus an amount equal to all accumulated or accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation; or (iii) the date on which such share of Series B Preferred Stock is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are Legally Available Funds, and such dividends shall be cumulative such that all accrued and unpaid dividends shall, subject to the rights of any Designated Senior Securities, if any, be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Equity (other than Permitted Redemptions). The date on which the Corporation initially issues any share of Series B Preferred Stock shall be deemed to be its “date of issuance” regardless of the number of times subsequent transfer of such share of Series B Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Series B Preferred Stock.

2B. Dividend Reference Dates. To the extent not paid on the first Dividend Reference Date following the date of issuance of the Series B Preferred Stock, all dividends which have accrued on each share of Series B Preferred Stock outstanding during the quarterly period (or a portion thereof in the case of the initial Dividend Reference Date with respect to the Series B Preferred Stock) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series B Preferred Stock.

2C. Distribution of Partial Dividend Payments. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock or the Series B Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares of Series B Preferred Stock and the Series A Preferred Stock held by such holders thereof.

2D. Restriction on Dividends and Distributions. So long as any Series B Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock (voting together as a single class), the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Equity, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Equity (other than a Permitted Redemption or in connection a liquidation, dissolution or winding up of the Corporation (including a Deemed Liquidation Event) made in accordance with Article IV, Part D, Section 4 below).

Section 3. Voting Rights. Other than the rights otherwise set forth herein, the holders of Series B Preferred Stock shall not have any right to vote unless required to have a vote under applicable law.

Section 4. Liquidation, Dissolution or Winding Up.

4A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (including, without limitation, a Deemed Liquidation Event), before any distribution or payment to holders of Common Stock or any other capital stock ranking junior to the Series B Preferred Stock and the Series A Preferred Stock (excluding the Designated Senior Securities (if applicable) but including, without limitation, the Junior Equity), the holders of shares of Series B Preferred Stock shall be entitled to be paid an amount equal to the greater of (i) the Liquidation Value (plus any accumulated or accrued but unpaid dividends thereon) or (ii) the product of (a) the Liquidation Value and (b) 1.25, with respect to each share of Series B Preferred Stock (the “Series B Senior Preference”).

4B. If upon any liquidation, dissolution or winding up of the Corporation (including, without limitation a Deemed Liquidation Event), the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and Series B Preferred Stock shall be insufficient to pay in full to such holders the sums which such holders are entitled to receive pursuant to such holders’ Series A Senior Preference and Series B Senior Preference, then all of the assets so available for distribution shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

4C. Whenever a distribution provided for in this Article IV, Part D, Section 4 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property determined in good faith by the Corporation’s Board of Directors; provided, that if the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock (making such determination as a single class) object to such valuation as determined by the Board of directors within fifteen (15) days of receipt of written notice of such valuation, then the value of such property shall be determined by an Appraiser mutually agreeable to the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock (making such determination as a single class) and the Corporation. If such stockholders and the Corporation cannot agree on an Appraiser within fifteen (15) days from the day of receipt of written notice of such objection by the Corporation, the Corporation, on the one hand, and such stockholders, on the other hand, shall each select an Appraiser within twenty-one (21) days from the day of receipt of written notice of such objection by the Corporation, and those two Appraisers shall select, within twenty-seven (27) days from the day of receipt of written notice of such objection by the Corporation, an independent Appraiser to determine the fair market value of such property. Such independent Appraiser shall be directed to determine fair market value of such property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser selected pursuant to the procedures set forth in this subsection (c) of the fair market value will be conclusive and binding on all parties. The costs and expenses of each such Appraiser shall be paid by (i) the Corporation, if such Appraiser determines that the value of such property is greater than the value determined by the Board of Directors of the Corporation, (ii) pro rata by the holders of the Series A Preferred Stock and Series B Preferred Stock if such Appraiser determines that the value thereof is less than the value determined by the Board of Directors of the Corporation, or (iii) split equally between the Corporation, on the one hand, and the holders of the Series A Preferred and Series B Preferred Stock (to be paid among them as set forth in clause (ii) immediately above) if such Appraiser determines that the value thereof is equal to the value determined by the Board of Directors of the Corporation.

4D. Notwithstanding anything to the contrary contained herein, all distributions in respect of the Series A Preferred Stock and the Series B Preferred Stock pursuant to this Article IV, Part D, Section 4 shall, unless otherwise agreed in writing by the holders of a majority of Series A Preferred Stock and Series B Preferred Stock (voting together as a single class), be made solely in cash (it being understood that distributions to the holders of Junior Equity may be made in cash or other property to the extent permitted hereunder).

Section 5. Redemption of Series B Preferred Stock.

5A. Redemption at the Option of the Corporation. The Corporation may, at any time and from time to time at its option, redeem all or any portion of the shares of Series B Preferred Stock and the Series A Preferred Stock then outstanding. If fewer than all of the outstanding shares of the Series B Preferred Stock and Series A Preferred Stock are to be redeemed as provided in this Article IV, Part D, Section 5A, the shares to be so redeemed shall be determined pro rata among the holders of record as of the applicable Redemption Date (assuming for the purpose of this determination that all then outstanding shares of Series B Preferred Stock and Series A Preferred Stock constitute a single class, and without regard to any shares of Common Stock issuable upon conversion of the Series A Preferred Stock). The total sum payable by the Corporation per share of Series B Preferred Stock to be so redeemed shall be equal to the greater of (i) the Liquidation Value (plus any accumulated or accrued but unpaid dividends thereon) or (ii) the product of (x) the Liquidation Value multiplied by (y) 1.25 (such greater amount, the “Series B Redemption Price”). If the Corporation shall elect to exercise its rights under this Article IV, Part D, Section 5A, written notice of such election shall be given to the holders of record of the outstanding shares of Series B Preferred Stock, not less than ten (10) calendar days nor more than thirty (30) calendar days prior to the date on which such redemption is to be made (the “Redemption Date”). Each such notice shall state: (i) the Redemption Date and (ii) the number of shares to be redeemed. Promptly following the Redemption Date, each holder of Series B Preferred Stock so redeemed shall promptly surrender to the Corporation, at its principal corporate office, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer (or providing notice of loss, mutilation or destruction thereof and indemnifying the Corporation for any loss by it in connection with such loss, mutilation or destruction, or agreement otherwise in the form described in Article IV, Part E, Section 2 hereof) and otherwise in the manner and at the place designated in the notice. If fewer than all of the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the holder of record thereof. For each share of Series B Preferred Stock which is to be redeemed pursuant to this Article IV, Part D, Section 5A, the Corporation shall be obligated on the Redemption Date (or as otherwise

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permitted pursuant to Article IV, Part E, Section 5) to pay to the holder thereof (upon surrender by such holder of certificates representing shares to be so redeemed as described in the preceding sentence) out of Legally Available Funds an amount in immediately available funds equal to the Series B Redemption Price, payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each certificate or certificates so surrendered shall be cancelled. Without the prior written consent of the Corporation, no transfers of Series B Preferred Stock shall be permitted during the five (5) day period prior to and including any applicable Redemption Date, and this Corporation shall not recognize any such prohibited transfer on its books and records. From and after the Redemption Date unless there shall have been a default in the payment of the Series B Redemption Price by the Corporation, all rights of any holder of the Series B Preferred Stock so redeemed, including the rights, if any, to receive notices and vote, shall cease and terminate (other than the right to promptly receive certificates for the number of unredeemed shares of Series B Preferred Stock if fewer than all of the shares represented by any such certificate were redeemed); and such redeemed shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

5B. Automatic Redemption. At the earlier to occur of (i) December 20, 2009, (ii) immediately prior to a Sale of the Corporation, (iii) immediately prior to a Change in Control and (iv) immediately prior to an IPO (each such date, an “Automatic Redemption Date”), the Corporation shall be required to redeem all shares of Series B Preferred Stock and the Series A Preferred Stock then outstanding at a price per share equal to the Series B Redemption Price or the Series A Redemption Price, as the case may be. Prior to the automatic redemption provided for in this subsection (b), written notice of such redemption shall be given to the holders of record of the outstanding shares of Series A Preferred Stock, not less than ten (10) calendar days nor more than thirty (30) calendar days prior to (i) December 20, 2009, in the case of redemption in connection with the event set forth in (i) above, or (ii) the Corporation’s good faith estimate of the date of the events set forth in (ii), (iii) or (iv) above. Each such notice shall state: (x) the Automatic Redemption Date (which shall be subject to the Corporation’s good faith estimate of the date of the events set forth in (ii) (iii) and (iv) above, and in any event shall be conditioned upon the occurrence of the actual closing or the effectiveness thereof), and (y) the number of shares to be redeemed. Promptly following the Automatic Redemption Date, each holder of Series B Preferred Stock so redeemed shall promptly surrender to the Corporation, at its principal corporate office, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer (or providing notice of loss, mutilation or destruction thereof and indemnifying the Corporation for any loss by it in connection with such loss, mutilation or destruction, or agreement otherwise in the form described in Article IV, Part E, Section 2 hereof) and otherwise on the manner and at the place designated in the notice. If for any reason fewer than all of the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the holder of record thereof. For each share of Series B Preferred Stock which is to be redeemed pursuant to this Article IV, Part D, Section 5B, the Corporation shall be obligated on the Automatic Redemption Date (or as otherwise permitted pursuant to Article IV, Part E, Section 5) to pay to the holder thereof (upon surrender by such holder of certificates representing shares to be so redeemed as described in the preceding sentence) out of Legally Available Funds an amount in immediately available funds equal to the Series B Redemption Price, payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each certificate or certificates so surrendered shall be cancelled. Without the prior written consent of the Corporation, no transfers of Series B Preferred Stock shall be permitted during the five (5) day period prior to and including any applicable Automatic Redemption Date, and this Corporation shall not recognize any such prohibited transfer on its books and records. From and after the Automatic Redemption Date, unless there shall have been a default in the payment of the Series B Redemption Price by the Corporation, all rights of any holder of the Series B Preferred Stock so redeemed, including the rights, if any, to receive notices and vote, shall cease and terminate (other than the right to promptly receive certificates for the number of unredeemed shares of Series B Preferred Stock if fewer than all of the shares represented by any such certificate were redeemed); and such redeemed shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

5C. Insufficient Funds for Redemption. Notwithstanding anything to the contrary set forth herein, no redemption of the Series A Preferred Stock or Series B Preferred Stock shall occur (and the Corporation shall be under no obligation to so redeem), if the funds of the Corporation available for redemption of the Series A Preferred Stock and Series B Preferred Stock, hereof are insufficient by law to redeem the shares of Series A Preferred Stock and Series B Preferred Stock shares sought to be so redeemed; provided, however, that the Corporation (i) will redeem the greatest number of shares possible of Series A Preferred Stock and Series B Preferred Stock (pro rata among the shares of Series A Preferred Stock and Series B Preferred Stock subject to redemption) without violating such law and (ii) from time to time thereafter as promptly as possible, shall redeem the remaining shares of Series A Preferred Stock and Series B Preferred Stock at the request of the holders thereof (and in the manner described in clause (i) (immediately above) to the greatest extent then possible from funds that are then available for such redemption without violating such law.

5D. Status of Redemption. Upon any redemption of shares of the Series B Preferred Stock, the shares so redeemed shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision relating to the rights of the Series B Preferred Stock hereof without the prior written consent of the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, outstanding at the time such action is taken.

E. GENERAL PROVISIONS APPLYING TO THE COMMON STOCK, SERIES A

PREFERRED STOCK, AND THE SERIES B PREFERRED STOCK

Section 1. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock. Upon the surrender of any certificate representing the Series A Preferred Stock, the Series B Preferred Stock or the Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of the Series A Preferred Stock, the Series B Preferred Stock or the Common Stock, as

applicable, represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of the Series A Preferred Stock, the Series B Preferred Stock or the Common Stock, as applicable, as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock or the Series B Preferred Stock, as applicable, represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock or Series B Preferred Stock, as applicable, represented by the surrendered certificate.

Section 2. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, Series B Preferred Stock or the Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such loss, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock or the Series B Preferred Stock, as applicable, represented by such new certificates from the to which dividends have been fully paid on such lost, stole, destroyed or mutilated certificates.

Section 3. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder). In addition to (and not in limitation of) any rights of the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock to receive notices hereunder, the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock shall be entitled to the rights set forth in the next sentence. If notice of any event or transaction is to be given to the holders of any class or series of Junior Equity pursuant to the terms thereof as set forth in the Amended and Restated Certificate of Incorporation of the Corporation, or in any certificate of designation thereunder, in each case, as amended, and if the holders of the Series A Preferred Stock or the Series B Preferred Stock are entitled to receive a notice regarding such an event or transaction pursuant to the terms hereof, then the holders of such Series A Preferred Stock or Series B Preferred Stock, as applicable, shall be entitled to such notice (to the extent it has not been previously given) at the same time as such notice is given to any holder of Junior Equity.

Section 4. Adjustment. To the extent not otherwise provided hereunder, all numbers and amounts set forth herein which refer to share prices or amounts shall be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the Series A Preferred Stock or the Series B Preferred Stock, the Common Stock, as applicable.

Section 5. Provision Regarding Redemption. In order to be entitled to redeem the Series A Preferred Stock or the Series B Preferred Stock pursuant to Article IV, Part C, Section 11 or Article IV, Part B, Section 5 above, the Corporation must have sufficient funds to pay (and not be restricted by law or otherwise from paying) (i) the holders of Series A Preferred Stock who are entitled to redemption upon such Sale of the Corporation or IPO or otherwise, an amount in immediately available funds (and, if applicable, issue the number of shares of Common Stock) equal to the Series A Redemption Price and (ii) all holders of Series B Preferred Stock who are entitled to redemption upon such Sale of the Corporation, IPO or otherwise, an amount in immediately available funds equal to the Series B Redemption Price. These amounts shall be so paid as soon as practicable (but in any event within two (2) business days following the closing of the transaction that gave rise to the Sale of the Corporation or the IPO, or otherwise, on the Redemption Date and before any funds, assets or securities paid or issued in connection with such transaction are distributed to any holders of Junior Equity in their capacities as such).

Section 6. Restrictions In addition to any rights provided by law, without the written consent of the holders of a majority of shares to Class A Preferred Stock and Class B Preferred Stock then outstanding voting together as a single class, the Corporation shall not.

6A. directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities or the equity securities of its Subsidiaries;

6B. except as provided in this Amended and Restated Certificate of Incorporation, directly or indirectly redeem, purchase or otherwise acquire, or permit any of its Subsidiaries to redeem, purchase or otherwise acquire, any of its or any Subsidiary’s equity securities (including, without limitation, warrants, options and other rights to acquire equity securities);

6C. except as expressly contemplated by this Amended and Restated Certificate of Incorporation or the Securities Purchase Agreement, authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any of its Subsidiaries to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of any equity securities or debt securities with equity features or securities exercisable or convertible into equity securities or debt securities with equity features or register any such securities;

6D. merge or consolidate with any Person or permit any of its Subsidiaries to merge or consolidate with any Person (other than a wholly owned Subsidiary);

6E. sell, lease or otherwise dispose of, or permit any of its Subsidiaries to sell, lease or otherwise dispose of, any assets of it and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles, or fair market value, determined by the Board of Directors of the Company in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory and obsolete equipment in the ordinary course of business);

6F. liquidate, dissolve or effect, or permit any of its Subsidiaries to liquidate, dissolve or effect, a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into another type of entity);

6G. acquire, or permit any of its Subsidiaries to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture;

6H. enter into, or permit any of its Subsidiaries to enter into, the ownership, active management or operation of any business other than design and manufacture of service and storage products;

6I. enter into, amend, modify or supplement or permit any of its Subsidiaries to enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its or any of its Subsidiaries’ officers, directors, employees or affiliates or any individual related by blood, marriage or adoption to any such Person (a “Relative”) or any entity in which any such Person or individual owns a beneficial interest (a “Related Entity”), except for normal and customary employment arrangements and benefit programs on reasonable terms that have been previously approved by the Board of Directors of the Corporation and except as otherwise expressly contemplated by this Amended and Restated Certificate of Incorporation;

6J. except as expressly contemplated by this Amended and Restated Certificate of Incorporation, file any resolution of the Board of Directors of the Company with the Delaware Secretary of State; and

6K. enter into, or cause any Subsidiary to enter into, any agreement which would (under any circumstances) restrict the Corporation’s or any of its Subsidiaries’ right or ability to perform the provisions of this Amended and Restated Certificate of Incorporation, or any agreement to which the Corporation is a party, or to conduct its business as currently conducted or as proposed to be conducted at any time.

F. CERTAIN DEFINITIONS

“Amended and Restated Certificate of Incorporation” shall mean this Certificate of Incorporation, as amended (including, without limitation, by any certificate of amendment or certificate of designation), of the Corporation.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Change in Control” means any transfer or other disposition to any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934) (other than holders of a majority of the Series A Preferred Stock as of the date of the Securities Purchase Agreement) of outstanding equity securities (whether by sale, issuance, merger, consolidation, reorganization, combination or otherwise) of the Corporation such that after giving effect to such transfer, such Person, or group of Persons would collectively own or control at least 50% of the voting power of the Corporation.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” shall mean the Corporation’s Common Stock, par value $.001 per share.

“Deemed Liquidation Event” means a Sale of the Corporation; provided that a Deemed Liquidation Event shall be deemed not to have occurred unless the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock (voting together as a single class) agree in writing.

“Designated Senior Securities” shall mean those securities which are expressly designated as senior to the Series A Preferred Stock and the Series B Preferred Stock (provided that no such securities shall be so designated without the prior written consent of a majority of the outstanding Series A Preferred Stock and the Series B Preferred Stock voting together as a single class).

“Governmental Authority” shall mean the government of any nation, state, city, locality or other political subdivision or any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any Corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“IPO” means the first sale in an firm-commitment underwritten public offering by the Corporation of its Common Stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act.

“Junior Equity” shall mean, with respect to any class or series of capital stock or other equity securities of the Corporation, any other class or series of capital stock or other equity securities of the Corporation that rank junior upon liquidation to such class or series of capital stock or other equity securities of the Corporation, including, without limitation, the Corporation’s Common Stock.

“Liquidation Value” shall mean, with respect to each share of Series A Preferred Stock and Series B Preferred Stock, $1.00 per share.

“Permitted Redemption” shall mean a redemption by the Corporation of the Series A Preferred Stock and the Series B Preferred Stock.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

“Redemption Date” as to any Preferred Share means the date specified in the notice of any redemption at the Corporation’s option or at the holder’s option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Preferred Share, as applicable (plus all accrued, and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

“Sale of the Corporation” means (i) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation’s Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business), and (ii) any merger or consolidation to which the Corporation is a party or sale of the capital securities of the Company, except (y) in the case of a merger or consolidation, for a merger or consolidation in which the Corporation is the surviving corporation, the terms of the Series A Preferred Stock and the Series B Preferred Stock are not changed, and (z) in the case of a merger, consolidation or sale, after giving effect to such merger, consolidation or sale, the Corporation’s stockholders of record as constituted immediately prior to such transaction will, immediately after such transaction (by virtue of securities issued as consideration for the Corporation’s acquisition or otherwise) hold at least 50% of the voting power of the resulting or surviving corporation following such transaction.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated on or about December 20, 2002, by and between the Corporation and Rackable Investment LLC, a Delaware limited liability company.

“Subsidiary” means with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership, membership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership or limited liability company of which such Person or any of its Subsidiaries is a general partner or managing member. For the purposes of this definition, “voting stock” means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

ARTICLE V

The corporation is to have perpetual existence.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE VII

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE VIII

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE VIII shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE IX

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE X

The corporation reserves the right to amend, alter, change or repeal any provision contained in this amended and restated certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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